Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of American Locker Group Incorporated (the “Company”) for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the respective capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 10, 2014

/s/ ANTHONY B. JOHNSTON
Anthony B. Johnston
President and Chief Executive Officer
(Principal Executive Officer)

/s/ STEPHEN P. SLAY
Stephen P. Slay
Chief Financial Officer
(Principal Financial Officer)